Exhibit 10.8

BASIC LEASE INFORMATION

Lease Date:	March 10, 2005

Tenant:	FIRST WESTERN FINANCIAL, INC.

Tenant’s Address for Notices:	1200 17th Street, Suite 2650 Denver, CO 80202

Landlord:	1001 LINCOLN LIMITED LIABILITY COMPANY

Landlord’s Address for Payment and Notices:	299 Milwaukee Street Denver, CO 80206

Premises:	The Building located at 233 Milwaukee Street, Denver, CO legally described on Exhibit A attached hereto (the “Land”) as more specifically depicted on the plan attached hereto as Exhibit B.

Building:	The term “Building” shall mean the building commonly known as 233 Milwaukee Street, Denver, CO.

Building Complex:

The term “Building Complex” shall mean the development containing the buildings commonly known as 299 Milwaukee Street, 233 Milwaukee Street and the second floor of the building commonly known as 231 Milwaukee Street.

Building Complex Common Areas:

The term “Building Complex Common Areas” shall mean the Building Complex’s parking areas, service roads, loading facilities, sidewalks and other areas constructed or to be constructed for use in common by Tenant and other tenants of the Building Complex, including the basement conference room and workout facilities in the basement of the Building located at 299 Milwaukee Street and the exterior of the buildings constituting the Building Complex, subject to the terms of this Lease and to rules and regulations that may be reasonably prescribed from time to time by Landlord. The Building Complex Common Areas are sometimes referred to herein as the “Common Areas.”

Rentable Square Footage:	8,551 square feet which includes a pro rata portion of the basement of 299 Milwaukee Street.

Permitted Use:	Any general office/bank and financial services use

Term:

Approximately 61 months, commencing June 1, 2005 [or twelve (12) weeks after execution of lease] (the “Commencement Date”) and ending May 31, 2010 (the “Termination Date”), with one (1) five year option as per Rider

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	Annual Base Rent:	Monthly Base Rent:
Year 1	$107,923.35	$8,993.61
Year 2	$111,170.45	$9,264.20
Year 3	$114,503.00	$9,541.92
Year 4	$117,921.00	$9,826.75
Year 5	$121,509.90	$10,125.83

Security Deposit	$15,549.38

Tenant’s Percentage Share:

16.42% for the Building Complex, obtained by dividing 8,551 rentable square feet in the Premises by 52,088 total rentable square feet in the Building Complex and 100% for the Building, obtained by dividing 8,551 rentable square feet in the Premises by 8,551 total rentable square feet in the Building.

Operating Expenses:	See Exhibit D

Delivery Date:

Landlord shall endeavor to deliver the Premises to Tenant by March 14, 2005 with Landlord’s Work (as defined on Exhibit E) completed. Tenant shall be permitted access to the Premises from and after March 14, 2005, for coordination and setup of its office/bank and, if feasible with construction plans, to occupy the Premises during construction.

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TABLE OF CONTENTS

1.	DEFINITIONS AND BASIC PROVISIONS	1

2.	LEASE GRANT	1

3.	TERM	1

4.	RENT	1

5.	DELINQUENT PAYMENT; HANDLING CHARGES	1

6.	LANDLORD’S OBLIGATIONS	2

7.	IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE; SIGNAGE	2

8.	USE	3

9.	ASSIGNMENT AND SUBLETTING	3

10.	INSURANCE; WAIVERS; SUBROGATION; INDEMNITY	4

11.	SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE	5

12.	RULES AND REGULATIONS	5

13.	CONDEMNATION	5

14.	FIRE OR OTHER CASUALTY	6

15.	TAXES	6

16.	EVENTS OF DEFAULT	7

17.	REMEDIES	7

18.	PAYMENT BY TENANT; NON-WAIVER	8

19.	SURRENDER OF PREMISES	8

20.	HOLDING OVER	8

21.	CERTAIN RIGHTS RESERVED BY LANDLORD	8

22.	MISCELLANEOUS	9

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LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of March 10, 2005, between 1001 LINCOLN LIMITED LIABILITY COMPANY, a Colorado limited liability company (“Landlord”), and FIRST WESTERN FINANCIAL, INC. , a Colorado Corporation (“Tenant”).

1.                                      DEFINITIONS AND BASIC PROVISIONS

The definitions and provisions set forth in the Basic Lease Information are incorporated herein by reference for all purposes. If any conflict exists between any Basic Lease Information and the terms of the Lease, then the terms of the Lease shall control.

2.                                      LEASE GRANT

Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Tenant shall have the right to use the Common Areas as such may be designated by Landlord from time to time, including, but not limited to the basement level conference room and exercise facilities in the 299 Milwaukee building, in common with other tenants and occupants of the Building Complex and subject to reasonable rules and regulations established by Landlord. Landlord reserves the right to construct new buildings, to change the number and location of buildings, building dimensions, the number of floors in any of the buildings, store dimensions, Common Areas, the identity and type of other stores and tenancies at such locations as Landlord shall determine in its sole discretion and provided only that the size of and access to the Premises and Common Areas shall not be materially impaired.

3.                                      TERM

3.1          Commencement. If the Premises are not delivered to Tenant on the scheduled Delivery Date set forth in the Basic Lease Information, Landlord shall not be in default hereunder or be liable for damages therefor. By occupying the Premises Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to incomplete work not reasonably discoverable upon an initial inspection, and subject to the performance of punch-list items, if any, that remain to be performed by Landlord. Provided, however, that Landlord is and will remain responsible for any environmental issues, including but not limited to asbestos removal and compliance with all laws, rules and regulations related to the Americans with Disabilities Act (“ADA”).

3.2          Option. Tenant shall be granted one five year option to extend the term of this lease as provided in the Rider attached hereto.

4.                                      RENT

Commencing on the Commencement Date, Tenant shall pay to Landlord Base Rent in the amount set forth in the Basic Lease Information. Base Rent and all additional sums to be paid by Tenant to Landlord under this Lease, including Operating Expenses as defined in Exhibit D, shall be timely paid to Landlord without deduction or set off, at Landlord’s Address for Payment (or such other address as Landlord may from time to time designate in writing to Tenant). Base Rent, Operating Expenses and all other amounts due to Landlord hereunder are collectively referred to herein as “Rent”. Base Rent shall be payable monthly in advance. Monthly installments of Base Rent shall be due on the Commencement Date and the first day of each succeeding calendar month during the Term. Base Rent for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Base Rent for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

5.                                      DELINQUENT PAYMENT; HANDLING CHARGES

All payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of (i) prime rate plus five percent (5%) per annum or (ii) the maximum rate permitted by law. In addition, Landlord may charge Tenant a late fee equal to ten percent (10%) of the delinquent payment if not paid within five (5) days of the due date provided that Landlord will not invoke this right until the second time that Tenant is late in its rental payment obligations. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

6.                                      LANDLORD’S OBLIGATIONS

6.1.         Services. Landlord shall furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building Complex; (ii) heating, ventilating and air-conditioning (HVAC) Monday through Friday from 7:00 A.M. to 6:00 P.M., and Saturday from 8:00 A.M. to 5:00 P.M. at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority; (iii) replacement of Building Complex-standard light bulbs and fluorescent tubes, provided that the cost of such bulbs and tubes shall be paid by Tenant; (iv) electric current, and (v) cleaning services of the Premises at the same service levels and at the same time as such cleaning services are performed by Landlord’s cleaning service provider on the other portions of the Building Complex. In the event additional HVAC units are installed in the Premises at Tenant’s request, all service and maintenance expenses with respect to such units shall be at Tenant’s sole cost and expense. Landlord shall maintain the Building Common Areas and Building Complex Common Areas in good order and condition. If Tenant desires any of the services specified in this Section 6.1 at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty days after Landlord has delivered to Tenant an invoice therefor.

6.3.         Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. Notwithstanding the preceding, if Tenant is prevented from making reasonable use of the Premises for more than two (2) consecutive business days because of the unavailability of any such service which is caused by Landlord, Tenant shall be entitled to a reasonable abatement of Rent for each day after such 5-day period that Tenant is so prevented from making reasonable use of the Premises.

7.                                      IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE; SIGNAGE

7.1.         Improvements; Alterations. Landlord or Tenant, as appropriate, shall construct initial improvements to the Premises in accordance with Exhibit E attached hereto. No additional improvements or alterations to the Premises may be made without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant may make cosmetic, non-structural alterations which do not impact the electrical, HVAC or other building systems costing less than $15,000 in the aggregate per year without obtaining Landlord’s consent, but with not less than ten (10) days prior notice to Landlord. All alterations, additions, or improvements made to the Premises, either by Landlord or Tenant, shall be Landlord’s property at the end of the Term and shall remain on the Premises. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any improvements to the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall constitute only the consent of Landlord as required hereunder.

7.2.         Performance of Work. All work described in this section shall be performed only by Landlord or by contractors approved in writing by Landlord. Landlord’s approval of contractors shall not be unreasonably withheld. Tenant shall cause all contractors to procure and maintain insurance coverage against such risks and in such amounts as is customary in the region where the Premises are located. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the Building, or the Building Complex’s plumbing, electrical lines, or other utility transmission facilities.

7.3.         Mechanics’ Liens. Tenant shall not permit any mechanic’s lien to be filed against the Premises or the Building Complex for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within 10 days after receipt of notice thereof and without demand from Landlord, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses, attorneys fees and interest, shall be paid by Tenant to Landlord within 10 days after Landlord has delivered to Tenant an invoice therefor. Within five (5) days after notifying Landlord of any planned erection, construction, alteration, removal, addition, repair, or other improvement (“the Work”), and prior to commencement of construction, Tenant shall post and keep posted until the completion of the Work, in a conspicuous place upon doors providing entrance to the Premises, and shall personally serve upon such contractors or subcontractors performing the Work, a notice satisfactory under Colorado law stating that Landlord’s interests in the Building and Building Complex shall not be subject to any lien for the Work.

7.4.         Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe and attractive condition. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building or Building Complex caused by Tenant or Tenant’s agents, contractors, or invitees. If Tenant fails to make any such repairs or replacements within 30 days after the occurrence of such damage, then Landlord may, after reasonable notice to Tenant, make the same at Tenant’s cost. The cost of any repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within 10 days of receipt by Tenant of an invoice therefor.

7.5          Directory and Suite Signage. Landlord, at Tenant’s expense, shall (a) identify Tenant on the tenant directory in the Building lobby and on all other directories, if any, in the Building; and (b) furnish Tenant with suite identification signage on the entrance to the Premises.

7.6          Building Signage. Tenant shall have the right, at its sole cost and expense, to display its name, and the name of its subsidiaries, on the sign in front of the Building. Tenant shall be responsible for fabrication and installation costs of such sign and to obtain approval from the Cherry Creek North Improvement District and any other applicable governmental entities. The size, placement and design of such signage shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Upon expiration or earlier termination of this Lease, Tenant shall remove all its signage and repair any damage to the Premises or Building as a result of such removal.

8.                                      USE

8.1          Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use and occupancy of the Premises. The Premises shall not be used for any use that creates extraordinary fire hazards or involves the storage of any hazardous materials (other than reasonable quantities of any such materials involved in customary office use). If, because of Tenant’s acts, the rate of insurance on the Building or Building Complex increases, then Tenant shall pay to Landlord the amount of such increase.

9.                                      ASSIGNMENT AND SUBLETTING

9.1.         Transfers; Consent. Tenant shall not, except as set forth in the immediately following sentence, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, (i) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (ii) sublet any portion of the Premises, (iii) grant any license, concession, or other right of occupancy to any portion of the Premises, or (iv) permit the use of the Premises by any party other than Tenant (any of such events being a “Transfer”). Tenant shall be permitted to sublet space to its subsidiaries (whether wholly owned or not), and any certain professional service providers of Tenant, on the conditions that (a) Tenant will not formally subdivide the Premises to less than one (1) full floor, (b) Tenant will continuously maintain its or First Western Trust Bank’s operations on the Premises, and (c)

Tenant shall remain primarily and fully liable under this Lease for all obligations of Tenant including Rent regardless of any subtenancy by the entities described above. If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and proposed use of the Premises; and financial and other credit information. Tenant shall reimburse Landlord for its actual, documented attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer and pay Landlord an administrative fee of up to a maximum of $1,000.00. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it agrees to observe Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent, and in such event Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

9.2          Excess Compensation. Tenant shall pay to Landlord fifty percent (50%) of the excess of (i) the net compensation actually received by Tenant for a Transfer, after reduction by all costs (the “Transfer Costs”) incurred by Tenant in connection with such Transfer, over (ii) the Base Rent and Operating Expenses. Tenant shall not be obligated to begin making payments to Landlord with respect to any such excess until Tenant has fully recovered its Transfer Costs.

10.                               INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

10.1.       Tenant Insurance. Tenant shall maintain throughout the Term the following insurance: (i) comprehensive general liability insurance in amounts of not less than a combined single limit of $2,000,000 insuring Tenant, Landlord, and Landlord’s agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) insurance covering the value of Tenant’s property and improvements, and other property (including property of others), in the Premises, and (iii) workers compensation insurance sufficient to meet the requirements of state law, containing a waiver of subrogation endorsement reasonably acceptable to Landlord. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish certificates of, or, upon Landlord’s request, copies of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

10.2.       Landlord Liability. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building Complex, or failure to make repairs, or from any other cause).

10.3        Indemnity. To the extent permitted by applicable law, each party shall defend, indemnify, and hold harmless the other and its partners, officers, directors, agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence on the Premises caused by such indemnifying party and its customers, contractors, licensees, agents, employees and invitees. The foregoing shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or its officers,, employees, clients or customers, or by other tenants. To the extent permitted by applicable law, each party shall defend, indemnify, and hold harmless the other and its partners, officers, directors, agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence in the Common Areas caused by such indemnifying party or its customers, contractors, licensees, agents, employees and invitees. The foregoing shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers.

10.4.       Landlord Insurance. Landlord shall maintain comprehensive general liability insurance and casualty insurance covering at least 80% of the value of the Building Complex. All insurance maintained by Landlord shall be included in Operating Expenses.

11.                               SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE

11.1.       Subordination. This Lease is and shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”). At any time within ten (10) days following request by Landlord, Tenant shall confirm such subordination in writing. If Tenant fails to execute and deliver a subordination agreement within ten (10) days after such notice by Landlord, then, such failure shall constitute a default by Tenant, and in such event, Tenant agrees to pay to Landlord as liquidated damages therefor (and in addition to all other remedies available to Landlord under Section 17 of this Lease) an amount equal to Five Hundred Dollars ($500) per day for each day Tenant fails to so deliver such subordination agreement, after the expiration of said ten (10) day period. The parties agree that it is and will be impracticable and extremely difficult to determine the actual monetary damages, suffered by Landlord in the event of Tenant’s breach of its obligations pursuant to this Section, and the parties have fixed the foregoing amount equal to Five Hundred Dollars ($500) per day as the sum of liquidated damages which Tenant hereby agrees to pay to Landlord, which sum represents a reasonable approximation of the monetary damages which would be likely to result from Tenant’s aforesaid breach.

11.2.       Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

11.3.       Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice of such default to any Landlord’s Mortgagee whose address has previously been provided to Tenant by Landlord, and affording such Landlord’s Mortgagee the opportunity to perform Landlord’s obligations hereunder.

12.                               RULES AND REGULATIONS

Tenant shall comply with the rules and regulations of the Building Complex, if any, attached hereto as Exhibit C. Landlord may from time to time make reasonable changes to such rules and regulations, on the condition that such changes will not be deemed effective until Tenant receives written notice thereof from Landlord. Provided, however, that if any banking industry law, rule, regulation or common practice that is applicable to Tenant conflicts with any rule or regulation of the Building, Tenant shall not be deemed to be in default under this lease as a result of its required compliance with such Banking law, etc., so long as such compliance does not create a dangerous condition and does not result in Landlord becoming in default or otherwise in violation of any applicable law hereunder.

13.                               CONDEMNATION

13.1.       Taking - Tenant’s Rights. If any part of the Premises is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business in the Premises in a manner comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking on a reasonable basis taking into account the portion of the Premises rendered untenantable and the date of such termination such that Tenant shall pay for its actual use of the Premises. If Tenant does not terminate this Lease then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

13.2.       Taking - Landlord’s Rights. If any material portion, but less than all, of the Building or Building Complex becomes subject to a Taking, or if Landlord is required to pay the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease then this Lease shall continue, but if any portion of the Premises has been taken Base Rent shall abate as provided in the last sentence of Section 13.1.

13.3.       Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Premises, Building, Building Complex, and other improvements, and Tenant may separately pursue a claim against the condemning authority for Tenant’s personal property, moving costs, loss of business, and other claims it may have which are separately recoverable from the condemning authority and which will not reduce the award to Landlord.

14.                               FIRE OR OTHER CASUALTY

14.1.       Repair Estimate. If the Premises or the Building or the Building Complex are damaged by fire or other casualty (a “Casualty”), Landlord shall, within thirty (30) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

14.2.       Tenant’s Rights. If a material portion of the Premises or Building, or access thereto, is damaged by a Casualty such that Tenant is prevented from conducting its business in the Premises or accessing the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, and Landlord estimates that the damage caused thereby cannot be repaired within 120 days after the later of (i) Landlord’s delivery of the Damage Notice to Tenant or (ii) Landlord’s receipt of insurance proceeds as a result thereof, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord’s rights under Section 14.3) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the Casualty shall be abated from the date of Casualty until restoration of the Premises.

14.3.       Landlord’s Rights. If a Casualty damages a material portion of the Premises, Building or Building Complex and Landlord makes a good faith determination that restoration would be uneconomical, or Landlord is required to deliver insurance proceeds to Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty for the portion of the Premises rendered untenantable.

14.4.       Repair Obligation. If neither party elects to terminate this Lease following a Casualty then Landlord shall, promptly after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the same to substantially the same condition as they existed immediately before such Casualty. If such repair has not been completed within 60 days of the date of estimated completion of repairs as set forth in the Damage Notice, then Tenant, at Tenant’s option, may terminate this Lease. Landlord shall not be required to repair or replace any of Tenant’s furniture, fixtures, or equipment unless damaged by Landlord’s own negligence or willful misconduct.

15.                               TAXES

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days of request, that part of such taxes for which Tenant is liable hereunder.

16.                               EVENTS OF DEFAULT

16.1.       Each of the following occurrences shall constitute an “Event of Default”:

16.1.1.    Tenant’s failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease, when due, which failure shall continue for more than five (5) business days after the date due;

16.1.2.    Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease within 30 days after written notice of such failure, provided that if any such failure may not reasonably be cured within such 30-day period, then Tenant shall not be in default if Tenant commences to cure such failure within such period and works diligently toward the completion thereof;

16.1.3.    The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure, where any such petition is not dismissed within 60 days;

16.1.4.    Tenant shall abandon the Premises without continued payment of rent as due; or

16.1.5.    The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

17.                               REMEDIES

17.1.       Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

17.1.1.    Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 18.1, and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates”, minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

17.1.2.    Terminate Tenant’s right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 18.1, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through re-letting the Premises during such period. Tenant shall not be entitled to the excess of any consideration obtained by re-letting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the remaining Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 17.1.2. If Landlord elects to proceed under this Section 17.1.2, it may at any time elect to terminate this Lease under Section 17.1.1. Following any Event of Default Landlord shall use commercially reasonable efforts to mitigate its damages.

17.2.                     Additionally, and without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

18.                               PAYMENT BY TENANT; NON-WAIVER

18.1                        Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) if Tenant is dispossessed of the Premises and this Lease is not terminated, re-letting all or any part of the Premises (including brokerage commissions, rent concessions and tenant improvements or tenant improvement allowance), (iv) performing Tenant’s obligations that Tenant failed to perform, and (v) enforcing its rights, remedies, and recourses arising out of the Event of Default.

18.2                        No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach by the other of any of the terms contained herein by shall waive the non-breaching party’s rights regarding any future violation of such term or violation of any other term.

19.                               SURRENDER OF PREMISES

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, but Tenant shall not remove any such item paid for by Landlord. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord, at Tenant’s expense, without notice to Tenant and without any obligation to account for such items. The provisions of this Section 19 shall survive the termination of this Lease.

20.                               HOLDING OVER

In the event Tenant shall remain within the Premises beyond the termination or expiration date of this Lease term without Landlord’s express written permission, then said holdover period shall be deemed to create a month-to-month tenancy under the same terms and conditions herein, except at a base rent of 150% of this previous base rent, terminable by either party upon not less than thirty (30) days notice.

21.                               CERTAIN RIGHTS RESERVED BY LANDLORD

Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building Complex, or any part thereof; for such purposes, to enter upon the Premises at reasonable times after reasonable notice, and during the continuance of any such work, to close temporarily doors, entryways, public space, and corridors in the Building Complex; to interrupt or temporarily suspend

Building Complex services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building Complex;

(b) to take such reasonable measures as Landlord deems advisable for the security of the Building and Building Complex and its occupants, including without limitation monitoring entry and exit of the Building and Building Complex; evacuating the Building Complex for cause or for drill purposes; temporarily denying access to the Building or Building Complex; and closing the Building or Building Complex after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building or Building Complex is closed after normal business hours under such reasonable regulations as Landlord may prescribe;

(c) to change the name by which the Building Complex is designated; and

(d) to enter the Premises at reasonable hours after reasonable notice to show the Premises to prospective purchasers, lenders, or tenants.

22.                       MISCELLANEOUS

22.1.                     Landlord Transfer. Landlord may transfer, in whole or in part, the Building or Building Complex or any portion thereof and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder accruing after the date of such transfer.

22.2.                     Landlord’s Liability. The liability of Landlord and Landlord’s partners, officers, directors, agents and employees to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency nor shall any party owning any other portion of the Building Complex have any liability therefor. This section shall not be deemed to limit or deny any remedies that Tenant may have in the event of a default by Landlord hereunder that does not involve the personal liability of Landlord.

22.3.                     Force Majeure. Whenever a period of time is prescribed herein for action to be taken by either party (other than for the payment of money), such party shall not be responsible for any delay due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever beyond the control of such party.

22.4.                     Brokers. Landlord and Tenant each warrants to the other that it has not dealt with any broker or agent, other than the broker(s) listed at the end of this section, in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

22.5.                     Estoppel . Upon the request of Landlord, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate substantially in the form attached hereto as Exhibit H or such other form reasonably requested by Landlord. Failure by Tenant to deliver such certificate shall be conclusive on Tenant that this Lease is in full force and effect and has not been modified, except as may be represented by Landlord. If Tenant fails to execute and deliver an estoppel certificate within ten (10) business days after such notice by Landlord, then, such failure shall constitute a default by Tenant, and in such event, Tenant agrees to pay to Landlord as liquidated damages therefor (and an addition to all other remedies available to Landlord under Section 17 of this Lease) an amount equal to Five Hundred Dollars ($500) per day for each day Tenant fails to so deliver such estoppel agreement after the expiration of said ten (10) day period. The parties agree that it is and will be impracticable and extremely difficult to determine the actual monetary damages, suffered by Landlord in the event of Tenant’s breach of its obligations pursuant to this Section, and the parties have fixed the foregoing amount equal to Five Hundred Dollars ($500) per day as the sum of liquidated damages which Tenant hereby agrees to pay to Landlord, which sum represents a reasonable approximation of the monetary damages which would be likely to result from Tenant’s aforesaid breach.

22.6.                     Notices. All notices, consents, waivers, or other communications that this Lease requires or permits either party to give the other shall be in writing and shall be given by personal delivery (including delivery by any messenger or carrier service that requires a signed receipt) or by nationally recognized overnight delivery, US Express Mail or certified mail, return receipt requested, postage prepaid, or by facsimile with copy by one of the other methods, addressed as set forth in the Basic Lease Information. Either party may change its notice address by giving written notice of such change to the other party in the manner provided herein, provided that the notified party shall have at least ten (10) days after receipt of such notice to reflect such change of address in its records. Rent and other charges required by this Lease to be paid by Tenant to Landlord shall be delivered to Landlord at the Address for Payment, or to such other address as Landlord may from time to time specify by written notice to Tenant. All notices under this lease shall be deemed given, received, made or communicated on the date personal delivery is effected or refused, or if mailed or sent via overnight delivery, on the date of delivery or attempted delivery shown on the return receipt.

22.7.                     Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

22.8.                     Amendments; Binding . This Lease may not be amended except by written instrument signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by the waiving party, and no custom or practice that may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon performance by the other in strict accordance with the terms hereof. Time is of the essence for all provisions under this lease. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

22.9                        Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

22.10.              Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

22.11.              Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

22.12.              Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

22.13.              No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

22.14.              Attorneys’ Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Lease, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom, from the non-prevailing party. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

22.15                 No Offer. The submission of this Lease to Tenant shall not be construed as an offer.

22.16                 Exhibits. The following exhibits are attached hereto are incorporated herein by this reference:

Exhibit A	Legal Description
Exhibit B	Outline of Premises
Exhibit C	Building Rules and Regulations
Exhibit D	Operating Expenses
Exhibit E	Improvements to Premises
Exhibit F	Parking
Exhibit G	Commencement Letter
Exhibit H	Form of Estoppel Certificate of Tenant
Rider

22.17                 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except as set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of either in connection therewith.

22.18                 Consent. Unless specifically provided otherwise herein any time in the Lease the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed.

22.19                 Jury Waiver. THE PARTIES HERETO AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO IN ANY MANNERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY RELATED THERETO OR TO THIS AGREEMENT.

22.20                 Amenities. Tenant shall have the use of the Building Complex conference room and health club at no additional charge other than as set forth herein.

22.21                 Hours of Operations. The Tenant shall maintain its business operation in a manner that is usual and customary for a bank and financial services firm. However, the Tenant shall have 24 hours a day, 7 days a week access to the Premises as necessary. This provision shall not be construed as a continual use clause, and Tenant shall not be in default for interruptions of business operations as long as Tenant continues to pay rent as due hereunder.

22.22                 Obsolescence

At any time, after the forty second (42nd) month of the Lease, upon eighteen (18) months notice, or any time during the Extended Term, if applicable, upon eighteen (18) months notice, Landlord may terminate this Lease should Landlord desire to redevelop the Building or Building Complex.

22.23                 Construction and Interpretation. This Lease is to be performed in the State of Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the City and County of Denver, Colorado. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each party before the execution of this Lease.

22.24                 Counterparts. This Lease may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

1001 Lincoln Limited Liability Company,
a Colorado limited liability company

By:	/s/ Thomas A. Gart
Thomas A. Gart, Manager

TENANT:

FIRST WESTERN FINANCIAL, INC.,
a Colorado Corporation

By:	/s/ Warren Olsen
Name:	Warrent Olsen
Title:	Vice Chairman

The undersigned hereby agree to allow Tenant the use of those portions of the Building Complex Common Areas located on the property owned by the undersigned subject to the terms and conditions of the foregoing Lease.

As to 231 Milwaukee
GART REAL ESTATE COMPANY LLP,
a Colorado limited liability partnership

By:	/s/ Thomas A. Gart
Thomas A. Gart, Managing Partner

As to 299 Milwaukee:
299 Milwaukee LLC,
a Colorado limited liability company
By:	The Gart Companies, Inc.,
a Colorado corporation
its manager

By:	/s/ Thomas A. Gart
Thomas A. Gart, President

EXHIBIT A

BUILDING LEGAL DESCRIPTION

South ½ of Plot 8, Block 59, Harms Subdivision, County of Denver, State of Colorado

EXHIBIT B

PREMISES

Attached

EXHIBIT C

BUILDING COMPLEX RULES AND REGULATIONS

1.                                      Obstruction. Sidewalks, halls and Common Areas shall not be obstructed, utilized for storage or used for any purpose other than ingress to and egress from the respective Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant

2.                                      Utilities. Plumbing, utility fixtures and outlets shall be used only for their designated purposes and shall not be abused or overloaded. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

3.                                      Trash. Landlord shall provide trash disposal receptacles and Tenant shall utilize them for their intended purpose, taking care to assure that no trash, debris or litter are allowed to accumulate in the Common Areas or outside of the trash receptacles. No refuse or debris shall be thrown into the corridors, halls, Common Areas or adjacent sidewalks.

4.                                      Smoking. No smoking shall be allowed anywhere in the Premises or the Building.

5.                                      Contractors. Tenant shall be responsible for all contractors, technicians and repair persons rendering any installation or repair service to Tenant and such contractors, technicians and repair persons shall be required to take reasonable precautions not to obstruct Common Areas, corridors, passageways, driveways or adjacent sidewalks. To the extent possible, installation and repair work shall be scheduled to avoid the hours of maximum occupation and use of the Building and to minimize inconvenience to or obstruction of other occupants.

6.                                      Deliveries. Tenant shall insure that all deliveries of supplies to the Premises shall be made only at the truck dock of the Building designated by Landlord for deliveries and only during the Ordinary Business Hours of the Building. Tenant shall be deemed to have assumed all risk of damage to the Building as a result of such activity.

7.                                      Moving. Movement in or out of the Building of bulky equipment or material which requires the use of corridors, or equipment or material which requires significant obstruction thereof, shall be restricted to hours established by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities designated by Landlord. Tenant shall assume all risk of damage to the Building as a result of such installation activity.

8.                                      Heavy Articles. Tenant shall not place a load upon any floor of the Premises exceeding an average live load of 50 lbs. per square foot, except that Tenant may at Tenant’s sole cost and expense, place a bank safe or vault on the ground floor. Tenant shall not place the bank safe or vault in the Premises until it has provided Landlord with sufficient engineering and architectural assurances reasonably acceptable to Landlord that the Premises can hold such bank safe or vault. Additionally, upon the termination of this Lease, Tenant shall remove the bank safe or vault and restore the Premise to its condition upon the date of the execution of this Lease, at Tenant’s sole cost and expense. Tenant will pay the fees of the structural engineer of the Building if structural engineering advice is necessary in planning the positioning of heavy loads. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment, shall only be moved into, from or about the Building using the designated passageways. When moving such heavy equipment within the Building, Tenant shall take whatever precautions are necessary to ensure that no damage is done to the Building’s interior walls, floors and floorcoverings, or entry doors.

9.                                      Maintenance. Tenant shall cooperate with Landlord in maintaining the Premises and Common Areas adjacent thereto. Any cleaning, maintenance and janitorial personnel employed by Tenant other than Tenant’s own employees, shall be subject to Landlord’s prior written approval.

10.                               Animals; Excessive Noise. No birds, fish or animals of any kind shall be brought into or kept in or about the Premises; provided, however, that nothing in this paragraph shall be construed to prohibit the use in or about the Premises of specially trained dogs by visually or hearing impaired Tenants, employees of Tenants, or invitees. No person shall disturb the occupants of the Building or the Shopping Center by the use of any radio or musical instrument or by the making of loud or improper noises.

11.                               Bicycles and Motorcycles. Bicycles, motorcycles or other vehicles shall not be permitted anywhere inside the Premises or on the Common Areas, except in those areas designated for parking of such vehicles.

12.                               Windows. No window coverings shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform window coverings at all windows so that the Building will present a uniform exterior appearance. Tenant, except in case of fire or other emergency, shall not open any outside window because the opening of windows interferes with the proper functioning of the Building heating and air conditioning systems.

13.                               Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. The use of oil, gas, or flammable liquids for heating, lighting or any other purpose not reasonably required for Tenant’s use of the Premises is expressly prohibited. Tenant shall be entitled to bring or permit to be brought or kept in or on the Premises flammable, combustible or explosive fluids, materials, chemicals or substances which are necessary for Tenant’s use of the Premises; provided, however, Tenant shall comply with all laws, orders and regulations with respect to such substances, and shall notify Landlord in writing of the name, quantity and exact location of each such item. Except as permitted herein, explosives or other Hazardous Materials shall not be brought into the Building or the Building Complex.

14.                               Hours for Repairs, Maintenance and Alterations. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the Ordinary Business Hours of the Building unless Landlord shall have first consented to such work being done outside of such times. If Tenant desires to have such work done by Landlord’s employees, on Saturdays, Sundays holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

15.                               No Defacing of Premises. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises, the Building or the Building Complex, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant.

17.                               Building Security. Landlord may reasonably restrict access to and from the Premises, the Building and the Building Complex outside of the Ordinary Business Hours of the Building for reasons of Building security. Landlord may require identification of persons entering and leaving the Building or the Building Complex during this period and, for this purpose, may issue building passes and parking decals, tags or access keys or cards to tenants of the Building and the Building Complex.

18.                               Pass Key. The Landlord may at all times keep a pass key or access card to the Premises, and Landlord and other agents of Landlord shall at all times be allowed admittance to the Premises.

19.                               Locks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Building or the Building Complex and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. Landlord will furnish Tenant with a reasonable number of keys or access cards for entrance doors into the Premises upon acceptance of possession by Tenant and may charge Tenant for additional keys provided thereafter. All such keys shall remain the property of Landlord. Tenant shall not make duplicate keys, except those provided by Landlord. Upon termination of the Lease, Tenant shall surrender to Landlord all keys to the Premises.

20.                               Name Change. Landlord reserves the right to change the name of the Building Complex upon reasonable notice to Tenant.

22.                               Solicitation; Food and Beverages. Canvassing, peddling, soliciting and distribution of handbills in the Building and Building Complex are prohibited and Tenant shall cooperate with Landlord in such lawful means as may be necessary to eliminate such activities. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building or the Building Complex, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises except for the warming of prepared foods by Tenant’s employees in microwave ovens, without the approval of Landlord and in compliance with arrangement prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building and the Building Complex, or to use the public area of the Building and the Building Complex for that purpose.

23.                               Amendment. The foregoing Rules and Regulations may be changed by Landlord upon reasonable notice and Tenant shall comply with such future Rules and Regulations as may be required for the safety, protection and maintenance of the Building and the Building Complex, the operation and preservation of good order thereof and the protection and comfort of the tenants and their employees and visitors, so long as the same are reasonable and do not interfere with enjoyment by Tenant of it rights pursuant to this Lease.

EXHIBIT D

OPERATING EXPENSES

1.                                      Payment of Operating Expenses. Commencing on the Commencement Date, Tenant shall pay an amount equal to its Percentage Share (as defined in the Basic Lease Information) of Building Complex Operating Expenses and Building Operating Expenses (as defined below) for each year of the Term. As used herein, the term Operating Expenses includes both Building Complex Operating Expenses and Building Operating Expenses. Landlord may collect Tenant’s Percentage Share of Operating Expenses in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement (as defined below); alternatively, Landlord may make a good faith estimate of the Operating Expenses to be due by Tenant for any calendar year or part thereof, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Operating Expenses for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year Landlord may estimate and re-estimate the Operating Expenses to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Expenses payable by Tenant shall be appropriately adjusted in accordance with such estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Expenses as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph (c) of this Exhibit when the amount of the actual Operating Expenses has been determined for any calendar year. Notwithstanding the foregoing or anything to the contrary contained in the Lease, any Operating Expenses related to portions of the Common Areas used primarily by one tenant or occupant of the Building or Building Complex may be allocated specifically to such tenant or occupant in Landlord’s reasonable discretion.

2.                                      Operating Expenses Defined.

(a)         Building Complex Operating Expenses Included. The term “Building Complex Operating Expenses” shall mean all expenses (subject to the limitations set forth in Subsection (c) below, and except as otherwise provided in the Lease) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building Complex, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

(i)                                     Wages and salaries of all employees engaged in the operation, repair, maintenance, and security of the Building Complex, including taxes, insurance and benefits relating thereto;

(ii)                                  All supplies and materials used in the operation, maintenance, repair, and security of the Building Complex;

(iii)                               Capital improvements made to the Building Complex (a) to reduce the operating costs of the Building Complex, or (b) to comply with any law hereafter promulgated by any governmental authority, amortized over the useful economic life of such improvements (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes), except for costs for improvements related to ADA responsibilities of the Landlord (not caused by Tenant) not to exceed $10,000 per year.

(iv)                              Costs of all utilities, other than the cost of any utilities actually reimbursed to Landlord by the Building Complex’s tenants;

(v)                                 Costs of insurance applicable to the Building Complex and Landlord’s personal property used in connection therewith;

(vi)                              Costs of repairs to and general maintenance of the Building Complex, but specifically excluding structural repairs to the Building Complex;

(vii)                           Costs of service or maintenance contracts with independent contractors for the operation, maintenance, repair, or security of the Building Complex (including, without limitation, alarm service, window cleaning, and elevator maintenance); except for those costs related to ADA responsibilities of the Landlord (not caused by Tenant) not to exceed $10,000 per year.

(viii)                        The amount of base rent payable under and pursuant to any ground lease pertaining to the Land, on the condition that if the lessor of such ground lease is a party related to or affiliated with Landlord, then such ground lease shall not be included in the calculation of Operating Expenses; and

(ix)                              Management fees not to exceed two and one-half percent (2.5%) of rents collected

(b)         Building Operating Expenses.

(i)             All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, “Taxes”); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof; notwithstanding the preceding or any other provision of the Lease to the contrary, any special assessments imposed with respect to new improvements constructed by a governmental authority and having a useful life of three years or more shall be amortized over the useful life of such improvements;

(ii)                                  Wages and salaries of all employees engaged in the operation, repair, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

(iii)                               All supplies and materials used in the operation, maintenance, repair, and security of the Building;

(iv)                              Capital improvements made to the Building (a) to reduce the operating costs of the Building, or (b) to comply with any law hereafter promulgated by any governmental authority, amortized over the useful economic life of such improvements (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(v)                                 Costs of all utilities, other than the cost of any utilities actually reimbursed to Landlord by the Building’s tenants;

(vi)                              Costs of insurance applicable to the Building and Landlord’s personal property used in connection therewith;

(vii)                           Costs of repairs to and general maintenance of the Building, but specifically excluding structural repairs to the Building;

(viii)                        Costs of service or maintenance contracts with independent contractors for the operation, maintenance, repair, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance); and

(ix)                              Management fees not to exceed two and one half percent (2.5%) of Rent collected.

(c)          Expenses Excluded. The following shall be excluded from “Building Complex Operating Expenses” and “Building Operating Expenses”:

a.                                      Costs associated with the operation of the business or the ownership entity that constitutes “Landlord”, as distinguished from the costs of Building Complex operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building Complex, costs of any disputes between Landlord and its employees (if any) not engaged in Building Complex operation, disputes of Landlord with Building Complex management, or outside fees paid in connection with disputes with other tenants.

b.                                      Costs incurred in connection with the original construction of the Building Complex or in connection with any major change in the Building Complex, including but not limited to the addition or deletion of floors.

c.                                       Costs of alterations or improvements to the Premises or the premises of other tenants.

d.                                      Depreciation, interest and principal payments on mortgages, and other debt costs, if any.

e.                                       Costs of correcting defects in or inadequacy of the initial design or construction of the Building Complex.

f.                                        Legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building Complex or future leasing of the Building Complex.

g.                                       Costs for which Landlord is reimbursed by its insurance carrier or any tenant’s insurance carrier.

h.                                      Any bad debt loss, rent loss, or reserves for bad debts or rent loss. Contributions to operating expense reserves.

i.                                          The expense of extraordinary services provided to other tenants in the Building Complex.

j.                                         The wages of any employee who does not devote substantially all of his or her time to the Building Complex, provided the same may be included if reasonably allocated.

k.                                      Fines, penalties, and interest.

1.                                      Any recalculation of or additional Operating Expenses actually incurred more than two (2) years prior to the year in which Landlord proposes that such costs be included.

m.                                  Expenditures required by Landlord’s failure to comply with laws enacted on or before the date the Building Complex’s Temporary Certificate of Occupancy was validly issued.

n.                                      Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building Complex) to the extent that Landlord is entitled to reimbursement for such costs.

o.                                      Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building Complex or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building Complex.

p.                                      Except as provided in Section (a)(iii) above, costs deemed to be of a capital nature under generally accepted accounting principles, including, without limitation, capital improvements and replacements, capital repairs, capital equipment and capital tools.

q.                                      Expenses in connection with services or other benefits not available to Tenant or for which Tenant is charged directly that are provided to another occupant of the Building Complex.

r.                                         Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building Complex to the extent the same exceeds the costs of such services if rendered by unaffiliated third parties on a competitive basis.

s.                                        All items and services for which Tenant or any other tenant in the Building Complex reimburses Landlord.

t.                                         Electric power costs for which any tenant directly contracts with the local public service company.

u.                                      Expenses incurred because Landlord or any other tenant violated any law or condition contained in a lease regarding the Building Complex And any costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

v.                                      Advertising and promotional expenses not normally incurred in the operation of a first class office building in Cherry Creek.

(d)         Additional Provisions. Landlord shall use its best efforts to effect an equitable proration of bills for services rendered to the Building Complex and to any other property owned by Landlord. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles consistently maintained on a year-to-year basis.

3.                                      Annual Statement. Following the end of each calendar year Landlord shall provide Tenant with a statement of Landlord’s actual Operating Expenses for such year (the “Annual Cost Statement”). If the Annual Cost Statement reveals that Tenant paid more for Operating Expenses during such year than the actual Operating Expenses in such year, then Landlord shall reimburse Tenant for such overpayment concurrent with delivery of the Annual Cost Statement; if Tenant paid less than the actual Operating Expenses, then Tenant shall pay Landlord such deficiency within 30 days of receipt of the Annual Cost Statement. During the one-year period following the receipt by Tenant of an Annual Cost Statement, Tenant may audit Landlord’s books and records relating to the information set forth in such statement. Such audit shall be performed at Tenant’s expense.

EXHIBIT E

IMPROVEMENTS TO PREMISES

1.                                      Landlord Improvements. Landlord’s obligation is to deliver the Premises in the condition as it exists on the date of this Lease listed on page 1. Tenant shall take possession of space “As Is”.

2.                                      Tenant Improvements. All improvements to be constructed in the Premises other than the Landlord Improvements are collectively referred to herein as the “Tenant Improvements.” The Tenant Improvements shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All Tenant Improvements will be completed by Tenant at Tenant’s sole cost and expense. Tenant shall have a one time right to terminate this Lease (the “Life/Safety Termination”) upon written notice delivered on or before twenty-one (21) days after the execution of this Lease if, in connection with Tenant’s Improvements, the City and County of Denver Building Department (the “Dept.”) requires the Tenant to make Life/Safety related improvements to the Premises totaling more than an amount which Tenant desires to spend. The Life/Safety Termination right shall expire, and be of no further force and effect, twenty-one (21) days after the execution of this Lease. Tenant shall have a one time right to terminate this Lease (the “ADA Termination”) upon five (5) days written notice if, in connection with Tenant’s Improvements the Dept. requires the Tenant to make ADA related improvements to the Premises totaling more than $20,000 in cost. The ADA Termination shall expire, and be of no further force and effect, ten (10) days after Tenant receives notice from the Dept. of the ADA related requirements exceeding $20,000 in cost. If Tenant makes improvements to the Premises during the term of this Lease after its initial build out, and such improvements require ADA compliance, Tenant shall be responsible for all costs related to such ADA compliance improvements.

3.                                      Plans and Specifications. Landlord and Tenant agree as follows:

A.                                    Within five (5) business days following the execution and delivery of this Lease by Landlord and Tenant, Tenant shall submit to Landlord detailed plans, specifications and drawings of the proposed Tenant Improvements for Landlord’s review.

B.                                    Within five (5) days of receipt of Tenants Plans Landlord shall return them to Tenant with either (i) Landlord’s written approval, or (ii) Landlord’s requested revisions. If Landlord requests revisions Tenant shall within five (5) days resubmit the Plans to Landlord with such revisions as Tenant agrees to make, and Landlord shall again return the same to Tenant in accordance with the first sentence of this paragraph. This process shall be repeated until Landlord and Tenant have agreed upon the Construction Drawings. Upon Landlord’s written approval of the Plans shall be deemed to be the “Final Construction Drawings.”

4.                                      Tenant Construction Allowance. Landlord shall provide to Tenant a one-time improvement allowance of up to $95,000 upon opening for business and upon submission of all lien waivers to Landlord. This allowance is to be used solely for Tenant’s leasehold improvements within the Premises.

EXHIBIT E-1

Space Plan with office designated

(Attached)

EXHIBIT F

PARKING

1.                                      Tenant shall be entitled to the use of 16 covered parking spaces in the 233 Milwaukee parking area as set forth on the attached Parking Plan (to be attached hereto and incorporated herein). Tenant shall pay monthly, in addition to and at the same time as Base Rent, a per stall parking charge for each parking space of $50 per space. Such spaces will be marked for Tenant’s exclusive use. In addition, Tenant’s customers shall be permitted to reasonably use at no cost Building visitor parking on a non-exclusive basis with other occupants of the Building Complex and their employees and invitees. Should Landlord institute a charge system for visitor parking, Landlord will establish a voucher or other system for use of Tenant’s customers such that they will be allowed to use visitor parking in reasonable amounts at no cost to Tenant or its customers.

2.                                      All motor vehicles (including all contents thereof) shall be parked at the sole risk of Tenant, its employees, agents, invitees and licensees.

3.                                      Tenant and any party permitted by Tenant to use Building Complex parking spaces shall follow the rules of the Building Complex applicable thereto, if any.

4.                                      Tenant shall provide Landlord with the names of Tenant’s employees and the license plate numbers of their automobiles.

5.                                      Landlord may use a controlled access system for the Building Complex’s parking facilities and shall have the right to modify any such system from time to time. If Landlord is currently using such a system, an initial supply of access cards equal to the number of employees requiring access to the Building Complex parking facilities shall be issued at the Commencement Date at no charge to Tenant. A fee shall be charged for replacement of lost or damaged cards.

EXHIBIT G

COMMENCEMENT LETTER

Date:

[Tenant name]

[Tenant address]

Re:                             Commencement Date of Lease dated as of between as Landlord, and as Tenant, for Suite of the Building Complex located at 233 Milwaukee Street.

Dear: Wile:

In accordance with the terms and conditions of the above referenced Lease, Tenant acknowledges that possession of the Premises has been delivered to Tenant, and agrees that:

1.                                      The Commencement Date of the Lease is ;

2.                                      The Termination Date of the Lease is

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing this Commencement Letter in the space provided and returning it to my attention.

Sincerely,

Name:
Title:

Agreed:

TENANT:

[Name]

By:
Name:

EXHIBIT H

FORM OF ESTOPPEL CERTIFICATE OF TENANT

The undersigned (“Tenant”) hereby certifies to                                       (“Landlord”) as follows:

1.                                      Tenant is the tenant of the premises commonly known as Suite          (the “Premises”), located in the Building with an address of                                                                , pursuant to that certain lease dated                                 , 200    (the “Lease”), between Landlord and Tenant.

2.                                      The Lease is presently in full force and effect.

3.                                      The Lease constitutes the entire agreement between the Tenant and Landlord with respect to the Premises, and there are no amendments, written or oral, to such agreement, except as follows:

4.                                      The undersigned has accepted possession of the Premises.

5.                                      To Tenant’s knowledge, all improvements required under the terms of the Lease to be made by Landlord have been substantially completed.

6.                                      The Effective Date of the Lease is                                   ; the Commencement Date is                                   ; and the Rent Commencement Date is                                         . The Lease Term expires on                                                          .

7.                                      As of the date hereof, the current monthly installment of Minimum Annual Rent is $                        .

8.                                      The amount paid to Landlord by the undersigned as a security deposit under the terms of the Lease is $0.00, and the undersigned has prepaid no other rent or sum whatsoever to Landlord applicable to any time period after the date hereof.

9.                                      As of the date hereof there exist no offsets, counterclaims or defenses of Tenant under the Lease against Landlord, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense upon the lapse of time or the giving of notice, or both.

10.                               All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied.

11.                               There are no defaults by either Tenant or Landlord under the Lease.

EXECUTED this day of , 200 .

TENANT:

[Name]

By:
Name:
Title:

Rider

Option to Extend

The provisions of this Rider are incorporated in and made a part of the Lease between 1001 Lincoln Limited Liability Company, Landlord, and FIRST WESTERN FINANCIAL, INC., a Colorado Corporation, Tenant, dated the 10th day of March, 2005.

1.              Extended Terms, Base Rent

a.                                      Option to Extend Expiration Date

(1)                                 Tenant shall have the right, upon the terms and conditions hereinafter set forth, to extend the Term, and the Term Expiration Date for One (1) successive period of Five (5) years, such period being hereinafter referred to as an “Extended Term”. Tenant’s right of extension may be exercised only on the condition that as of the date of exercise, and the date of commencement of the Extended Term, no event or condition of default shall exist hereunder or event or condition which would constitute an event or condition of default but for requirement of notice or expiration of period of grace. Tenant’s right of extension shall apply only with respect to those portions of the Leased Premises which are, at the date of commencement of the Extended Term, (i) actually occupied by Tenant, a subtenant or assignee permitted under the Lease, or (ii) vacant space for which Tenant is actively seeking a subtenant; but Tenant shall not have the right to exercise its right of extension with respect to less than all of such portions of the Leased Premises.

(2)                                 To exercise Tenant’s option to extend the Term, Tenant shall give Landlord written notice of its election not more than nine (9) months and not less than six (6) months prior to the Termination Date of the current Term. Failure on the part of Tenant to elect to extend the Term shall constitute a waiver of the right to do so and a waiver of all subsequent options (if any) to further extend the Term.

(3)                                 From and after commencement of the Extended Term, all of the other terms, covenants and conditions of the Lease shall apply and references to the Term shall be deemed to include the Extended Term, except as expressly otherwise provided herein with respect to increases in Base Rent; and provided, further, that Tenant shall have no right further to extend the Term. The Base Rent for each Extended Term shall be Fair Market Rent (to be determined pursuant to paragraph b(2) below as of the commencement of the Extended Term), or the Base Rent from the preceding period, whichever is greater. Determination of Fair Market Rent for the Extended Term shall be made as provided in paragraph b(2), with Tenant having the right upon the conditions therein stated to rescind its exercise of an election to extend the Term if Fair Market Rent so determined exceeds the amount which Tenant is prepared to pay.

b.                                      Adjustment of Base Rent for Extended Term

(1)                                 Definitions. For purposes of this provision, the following definitions shall apply:

(a)                                 “Fair Market Rent” shall be the rate being charged in the Building Complex for comparable space (or comparable space in a comparable building), taking into consideration: floor level, tenant improvements or allowances provided or to be provided, percentage rent and escalator provisions, moving expenses and other forms of rental concessions, proposed term of Lease, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective, and any other relevant term or condition.

(b)                                 “Adjustment Date” shall mean the date Base Rent is subject to adjustment to Fair Market Rent (if Fair Market Rent exceeds then current Base Rent) which shall be with respect to each Extended Term, the date of commencement thereof, or a later date if the Adjustment Date is deferred pursuant to the provision of subparagraph (2) below.

(2)                                 Initial Determination of Fair Market Rent. Within fifteen (15) days after receipt by Landlord of Tenant’s election to exercise the option to extend the Term, Fair Market Rent as of the date of commencement of the Extended Term shall be determined by Landlord with written notice thereof given to Tenant, subject to Tenant’s right to require appraisal pursuant to the provisions hereof. Failure on the part of

Landlord to give such notice in a timely manner shall not negate the Landlord’s right to require adjustment of Base Rent, but such delay shall result in deferral of the Adjustment Date for a period equal to the period of such delay. Landlord’s determination of Fair Market Rent shall be binding unless within thirty (30) days after receipt thereof, Tenant gives written notice to Landlord of Tenant’s election to require appraisal of Fair Market Rent pursuant to the provisions of subparagraph (3) below. Tenant’s election to so appraise shall be delivered together with Tenant’s estimate of Fair Market Rent. Failure on the part of Tenant to elect appraisal within said thirty (30) day period by written notice specifying Tenant’s estimate of Fair Market Rent shall constitute a waiver on the part of Tenant of its rights to elect appraisal and its agreement to Landlord’s determination of Fair Market Rent.

(3)                                 Appraisal. If Tenant elects to require appraisal of Fair Market Rent, the parties shall follow the procedure set forth below:

(a)                                 Landlord and Tenant shall meet and attempt to agree upon Fair Market Rent; and if they are unable to agree, to agree upon an appraiser to appraise the Fair Market Rent of the Leased Premises (the “Appraiser”). The Appraiser must be “MAI” qualified and familiar with Fair Market Rent of office space, comparable to the Leased Premises in the City and County of Denver, Colorado area, who could qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction.

(b)                                 If the parties are unable to agree upon an Appraiser within a ten (10) day period after Tenant’s demand for appraisal, then each party shall choose an appraiser having the qualifications set forth in subparagraph (a) above and those two appraisers shall jointly choose a third who shall become the Appraiser.

(c)                                  The role of the Appraiser shall be to determine within thirty (30) days the Fair Market Rent for the Leased Premises, and his decision shall be binding upon the parties; provided, however, that in no event shall Base rent be reduced below the amount of Base Rent being paid for the period immediately prior to the relevant Adjustment Date.

(d)                                 In the event that the Fair Market Rent as determined by the Appraiser is less than eighty-five percent (85%) of the Fair Market Rent as stated in Landlord’s Initial Determination of Fair Market Rent, Landlord shall be responsible for the fees and expenses of the Appraiser. In all other cases such fees and expenses shall be the responsibility of the Tenant.

(e)                                  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to terminate this Lease by written notice given to Landlord within ten (10) days after final determination of Fair Market Rent upon the following conditions:

1)                                     Tenant shall not be in default in performance of any obligation on its part to be performed hereunder and no event or condition shall have occurred or be in existence which could constitute an event or condition of default but for requirement of notice or expiration of period of grace;

2)                                     Tenant shall have properly and timely demanded appraisal with respect to Fair Market Rent;

3)                                     If required, Tenant shall have paid in full all costs of the appraisal, including the fees and expenses of the Appraiser; and

4)                                     If the notice of election to rescind exercise of the option shall occur less than one hundred eighty (180) days prior to the Termination Date giving effect to such notice of rescission, the term shall be extended so that the Termination Date occurs one hundred eighty (180) days after the date of Tenant’s rescission notice to Landlord, with Tenant to pay for any period of extension beyond the original Termination Date, Base Rent including Base Rent at Fair Market Rent as determined by the appraisal.

The purpose of the foregoing clause is to allow Tenant to rescind its exercise of the option if the Fair Market Rent determination is unacceptable to it upon condition that Tenant attempts to obtain a Fair Market Rent determination acceptable to it, pays the costs of the arbitration and assures Landlord of Base Rent from the premises for at least one hundred and eighty (180) days after Landlord learns that Tenant will not be occupying the space.

2.              Conflict Between Lease And Rider

In the event of a conflict between the Lease and this Rider, this Rider shall control.

IN WITNESS WHEREOF, the parties hereto have executed this General Addendum as of the day and year first above written.

“Landlord”

1001 LINCOLN LIMITED LIABILITY
COMPANY, a Colorado limited liability company

By:	/s/ Thomas A. Gart
Thomas A. Gart, Manager

“Tenant”

FIRST WESTERN FINANCIAL, INC., a Colorado Corporation

By:	/s/ Warren Olsen
Name: Warren Olsen
Title: Vice Chairman